EXHIBIT 10 (O)
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



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                              FIRST FINANCIAL BANK

                 RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
















                            Effective August 1, 1989

           Amended and Restated November 1, 1991 and February 22, 1996


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                                                 TABLE OF CONTENTS

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
                                                                                                               PAGE
ARTICLE I             PURPOSE; EFFECTIVE DATE                                                                     1

ARTICLE II            DEFINITIONS                                                                                 1

                      2.1      Actuarial Equivalent                                                               1
                      2.2      Beneficiary                                                                        1
                      2.3      Board                                                                              1
                      2.4      Change in Control                                                                  1
                      2.5      Committee                                                                          3
                      2.6      Company                                                                            3
                      2.7      Compensation                                                                       3
                      2.8      Employer                                                                           4
                      2.9      Highest Average Compensation                                                       4
                      2.10     Highest Annual Compensation                                                        4
                      2.11     Normal Retirement Date                                                             4
                      2.12     Participant                                                                        4
                      2.13     Participation Agreement                                                            4
                      2.14     Plan                                                                               4
                      2.15     Qualified Plan                                                                     4
                      2.16     Retirement                                                                         5
                      2.17     Supplemental Retirement Benefit                                                    5
                      2.18     Total and Permanent Disability                                                     5
                      2.19     Years of Service                                                                   5

ARTICLE III           PARTICIPATION AND VESTING                                                                   5

                      3.1      Eligibility and Participation                                                      5
                      3.2      Change in Employment Status                                                        6
                      3.3      Vesting                                                                            6

ARTICLE IV            SURVIVOR BENEFITS                                                                           7

                      4.1      Pretermination Survivor Benefit                                                    7
                      4.2      Posttermination Survivor Benefit                                                   8
                      4.3      Postretirement Survivor Benefit                                                    8
                      4.4      Suicide; Misrepresentation                                                         8

ARTICLE V             NORMAL RETIREMENT BENEFIT                                                                   9

                      5.1 Normal Retirement Benefit                                                               9

                                       (i)

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                                                 TABLE OF CONTENTS
                                                    (Continued)

                                                                                                               PAGE

ARTICLE VI            EARLY RETIREMENT BENEFIT                                                                   10

                      6.1      Early Retirement Date                                                             10
                      6.2      Early Retirement Benefit                                                          10

ARTICLE VII           TERMINATION BENEFIT                                                                        11

                      7.1      Termination Benefit                                                               11
                      7.2      Change in Control                                                                 12
                      7.3      Good Reason                                                                       13

ARTICLE VIII          BENEFIT PAYMENTS                                                                           13

                      8.1      Form of Benefit Payment                                                           13
                      8.2      Commencement of Benefit Payments                                                  14
                      8.3      Withholding; Payroll Taxes                                                        14
                      8.4      Payment to Guardian                                                               14

ARTICLE IX            BENEFICIARY DESIGNATION                                                                    14

                      9.1      Beneficiary Designation                                                           14
                      9.2      Changing Beneficiary                                                              15
                      9.3      No Beneficiary Designation                                                        15
                      9.4      Effect of Payment                                                                 15

ARTICLE X             ADMINISTRATION                                                                             15

                      10.1     Committee; Duties                                                                 15
                      10.2     Agents                                                                            15
                      10.3     Binding Effect of Decisions                                                       15
                      10.4     Indemnity of Committee                                                            16

ARTICLE XI            CLAIMS PROCEDURE                                                                           16

                      11.1     Claim                                                                             16
                      11.2     Denial of Claim                                                                   16
                      11.3     Review of Claim                                                                   16
                      11.4     Final Decision                                                                    17

ARTICLE XII           TERMINATION, SUSPENSION OR AMENDMENT                                                       17

                      12.1     Termination, Suspension or Amendment of Plan                                      17

                                      (ii)

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                                                 TABLE OF CONTENTS
                                                    (Continued)

                                                                                                               PAGE

ARTICLE XIII          MISCELLANEOUS                                                                              17

                      13.1     Unfunded Plan                                                                     17
                      13.2     Unsecured General Creditor                                                        18
                      13.3     Trust Fund                                                                        18
                      13.4     Nonassignability                                                                  19
                      13.5     Not a Contract of Employment                                                      19
                      13.6     Protective Provisions                                                             19
                      13.7     Governing Law                                                                     19
                      13.8     Validity                                                                          19
                      13.9     Notice                                                                            19
                      13.10    Successors                                                                        20

                                      (iii)
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                              FIRST FINANCIAL BANK

                 RESTATED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                    ARTICLE I

                             PURPOSE; EFFECTIVE DATE

 The purpose of this Supplemental Executive Retirement Plan (the "Plan") is to provide supplemental retirement benefits for certain key employees of First Financial Bank. It is intended that the Plan will aid in retaining and attracting individuals of exceptional ability by providing them with these benefits. This Plan shall be effective as of August 1, 1989.


                                   ARTICLE II

                                   DEFINITIONS

   For the purposes of this Plan, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

   2.1 Actuarial Equivalent. "Actuarial Equivalent" means equivalence in value between two (2) or more forms and/or times of payment based on a determination by an actuary chosen by the Employer, using sound actuarial assumptions at the time of such determination.

   2.2 Beneficiary. "Beneficiary" means the person, persons or entity entitled under Article IX to receive any Plan benefits payable after a Participant's death.

   2.3 Board.  "Board" means the Board of Directors of the Employer.

   2.4 Change in Control.

     (a) A "Change in Control of the Company," for purposes of this Plan, shall be deemed to have taken place if: (i) any person becomes the beneficial owner of twenty-five percent (25%) or more of the total number of outstanding voting shares of the Company; (ii)

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any person becomes the  beneficial  owner of ten percent (10%) or more, but less than twenty-five percent (25%), of the total number of outstanding voting share of the Company, provided that, if the FHLBB has approved a rebuttal agreement filed by such person or such person has filed a certification with the FHLBB, a Change in Control will not be so deemed to have occurred unless the Board of Directors of the Company has made a determination that such a beneficial ownership constitutes or will constitute control of the Company; (iii) any person (other than the persons named as proxies solicited on behalf of the Board of Directors of the Company) holds revocable or irrevocable proxies, as to the election or removal of two (2) or more directors of the Company, for twenty-five percent (25%) or more of the total number of outstanding voting shares of the Company; (iv) any person has received the approval of the FHLBB under Section 408 of the National Housing Act (the "Holding Company Act"), or regulations issued thereunder, to acquire control of the Company; (v) any person has received approval of the FHLBB under the Change in Savings and Loan Control Act of 1978 (the "Control Act"), or regulations issued thereunder, to acquire control of the company; (vi) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of twenty-five percent (25%) or more of the total number of outstanding voting shares of the Company, whether or not the requisite regulatory approval for such acquisition has been received under the Holding Company Act, the Control Act, or the respective regulations issued thereunder, provided that a Change in Control will not be deemed to have occurred under this
clause  (vi)  unless  the  Board  of   Directors  of  the  Company  has  made  a
determination that such action constitutes or will constitute a Change in Control; or (vii) as a result of or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing

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transactions,  the  persons  who  were  directors  of the  Company  before  such transaction shall cease to constitute at least two-thirds (2/3) of the Board of Directors of the Company or any successor institution. For purposes of this section, a "person" includes an individual, corporation, partnership, trust,
association,  joint  venture,  pool,  syndicate,   unincorporated  organization,
joint-stock company or similar organization or group acting in concert, but does not include any employee stock ownership plan or similar employee benefit plan of the Company or the Employer. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934. References to the FHLBB shall include its successors and references to legislation or regulations shall include any successor regulations or legislation.

     (b) A "Change in Control of the Employer," for purposes of this Plan, shall be deemed to have taken place if the Company's beneficial ownership of the total number of outstanding voting shares of the Employer is reduced to less than fifty percent (50%).

   2.5 Committee. "Committee" means the Compensation Committee of the Board or any successor committee appointed by the Board to administer the Plan pursuant to Article VII.

   2.6 Company. "Company" means First Financial Corporation.

   2.7 Compensation. "Compensation" means the salary and bonuses paid to a participant by Employer and considered to be "wages" for purposes of federal income tax withholding. Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Employer's or Company's tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Internal Revenue Code, or under any nonqualified deferred compensation plan maintained by the Employer or Company.

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Compensation  does not  include  expense  reimbursements  or any form of noncash compensation or benefits.

   2.8 Employer. "Employer" means First Financial Bank, a federally chartered savings bank with principal offices located in Stevens Point, Wisconsin.

   2.9 Highest Average Compensation. "Highest Average Compensation" means the Participant's average monthly Compensation during any three (3) calendar years of employment with Employer in which Participant's annual compensation was at the highest level. If the Participant has fewer than three (3) years of employment with Employer, Highest Average Compensation shall be determined based on the average of actual employment.

   2.10 Highest Annual Compensation. "Highest Annual Compensation" means the highest level of Participant's Compensation earned during any calendar year of employment with Employer.

   2.11 Normal Retirement Date. "Normal Retirement Date" means the date on which a Participant terminates employment with Employer on or after attaining age sixty-two (62).

   2.12 Participant. "Participant" means any individual who is participating in or has participated in this Plan, and who has not yet received full benefits hereunder, as provided in Article III.

   2.13 Participation Agreement. "Participation Agreement" means the agreement filed by a participant and approved by the Board pursuant to Article III.

   2.14 Plan. "Plan" means this Supplemental Executive Retirement Plan as amended from time to time.

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   2.15 Qualified Plan. "Qualified Plan" means the First Financial 401(k) Profit
Sharing Plan, or any successor defined contribution plan maintained by Employer that qualifies under Section 401(a) of the Internal Revenue Code.

   2.16  Retirement.   "Retirement"  means  a  participant's   termination  from
employment with Employer at the Participant's Early Retirement Date or Normal Retirement Date, as applicable.

   2.17 Supplemental Retirement Benefit. "Supplemental Retirement Benefit" means the benefit determined under Article V, VI, ar VII of this Plan.

   2.18 Total and Permanent Disability. "Total and Permanent Disability" means a physical or mental condition that prevents the Participant from satisfactorily performing the Participant's usual duties for the Employer. The Committee shall determine the existence of Total and Permanent Disability and may rely on advice from a medical examiner satisfactory to the Committee in making the determination.

   2.19 Years of Service. "Years of Service" means the number of years of service determined in accordance with the provisions of the Qualified Plan, whether or not the Participant is a participant in such plan.


                                   ARTICLE III
                            PARTICIPATION AND VESTING

   3.1 Eligibility and Participation.

     (a) Eligibility. Eligibility to participate in the Plan is limited to those key employees of Employer who are designated from time to time by the Board or Committee.

     (b) Participation. An employee's participation in the Plan shall be effective upon notification to the Employee by the Board or Committee of eligibility to participate,

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completion  of a  participation  Agreement and  acceptance of the  Participation
Agreement by the Board or Committee. Subject to Section 3.2, participation in the Plan shall continue until such time as the Participant terminates employment with Employer and as long thereafter as the participant is eligible to receive benefits under this Plan.

   3.2 Change in Employment Status. If the Board Committee determines that a Participant's employment performance is no longer at a level that deserves reward through participation in this Plan, but does not terminate the Participant's employment with Employer, participation herein and eligibility to receive benefits hereunder shall be limited to the Participant's vested interest in such benefits as of the date designated by the Board or Committee ("Participation Termination Date"). Such benefits shall be based solely on the Participant's Years of Service and Compensation as of the Participation Termination Date. This Section 3.2 shall not apply to Participants who terminate employment with Employer within twenty-four (24) months following a Change in Control.

   3.3 Vesting. A Participant whose employment with Employer terminates because of Disability, Retirement, or death shall be one hundred percent (100%) vested in the Participant's Supplemental Retirement Benefit. In addition, a Participant shall be one hundred percent (100%) vested in the Participant's Supplemental
Retirement Benefit following a Change in Control. For any other termination, other than Termination for Cause, a Participant shall be vested as follows based on Years of Service:

     Years of Service                   Vested Percentage
     ----------------                   -----------------
     Less than 3                              0%
     3 but less than 4                       20%
     4 but less than 5                       40%
     5 but less than 6                       60%
     6 but less than 7                       80%
     7 or more                              100%

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 A Participant who is Terminated for Cause and his beneficiary shall forfeit any right to receive benefits under the Plan. "Termination for Cause" for purposes of this section shall mean termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of any employment contract between Employer and the participant. For purposes of this paragraph, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of Employer. Notwithstanding the foregoing, the Participant shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Participant a copy of a notice of termination, after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the Board, finding that in the good faith opinion of the Board the Participant was guilty of conduct set forth above in this paragraph and specifying the particulars thereof in detail.


                                   ARTICLE IV
                                SURVIVOR BENEFITS

   4.1 Pretermination Survivor Benefit. If a participant dies while employed by Employer, Employer shall pay a survivor benefit to the Participant's Beneficiary as follows:

      (a) Amount. The amount of the survivor benefit shall be the Actuarial Equivalent lump sum present value of the participant's Termination Benefit determined under Section

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   7.1,  calculated  as of the date of  death  and  based  on the  Participant's
Highest Annual Compensation.

     (b) Time and Form of Payment. The survivor benefit shall be paid to the Beneficiary as soon as practicable after the death of the Participant in the form of a lump sum payment.

   4.2 Posttermination Survivor Benefit. If a Participant dies following termination of employment with Employer and prior to the commencement of benefits hereunder, Employer shall pay a survivor benefit to the Participant's Beneficiary as follows:

     (a) Amount. The amount of the survivor benefit shall be equal to the Actuarial Equivalent lump sum present value of the Participant's vested interest in the Supplemental Retirement Benefit determined under Section 7.1, calculated as of the time benefits would have commenced had the Participant survived.

     (b) Time and Form of Payment. The survivor benefit shall be paid to the Beneficiary as soon as practicable after the death of the Participant in the form of a lump sum payment.

   4.3 Postretirement Survivor Benefit. Payment of the Supplemental Retirement Benefit shall continue to the Beneficiary(ies) designated by the Employee for the balance of the ten (10) year certain period if the retired Employee should die after benefits commence but before receiving payments for ten (10) full years.

   4.4 Suicide; Misrepresentation. No benefit shall be paid to a Beneficiary if the Participant's death occurs as a result of suicide during the twenty-four
(24) calendar months beginning with the calendar month following commencement of participation in this Plan. The Committee may deny payment if death occurs within such twenty-four (24) months if the Participant has made a material misrepresentation in any form or document provided by the Participant to or for the benefit of Employer.



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                                    ARTICLE V
                            NORMAL RETIREMENT BENEFIT

   5.1 Normal Retirement Benefit.

     (a) If a Participant retires at the Normal Retirement Date, Employer shall pay to the Participant a monthly Supplemental Retirement Benefit equal to sixty percent (60%) multiplied by Highest Average Compensation, less:

         (i) Fifty percent (50%) of the Participant's monthly primary Social Security benefit determined at age sixty-two (62); and

         (ii) The single life annuity payable at age sixty-two (62) which is actuarially equivalent to the Participant's balance under the Qualified Plan and the Supplemental Executive Profit Sharing Plan on the date of Participant's Retirement. Provided, however, that in determining the actuarial equivalent hereunder, the assumed growth in that portion of any qualified plan account which is invested in stock of the Company shall be limited to a maximum annual rate (including dividends) of seven percent (7%).

     (b) In the event the balance in the Participant's Qualified Plan Account is less than the total amount of Employer contributions to such account ("Deficiency"), the benefit shall be further reduced by the annuitized value of the Deficiency.

     (c) The Supplemental Retirement Benefit shall be increased by three-fourths percent (3/4%) of Highest Average Compensation for each Year of Service in excess of twenty-five (25).

                                   ARTICLE VI
                            EARLY RETIREMENT BENEFIT

   6.1 Early Retirement Date. "Early Retirement Date" means the date on which a Participant terminates employment with Employer, if such termination date occurs on or after

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such Participant's  attainment of age fifty-five (55) and completion of ten (10)
Years of Service, but prior to the Participant's Normal Retirement Date.

   6.2 Early Retirement Benefit.

     (a) If a participant retires at the Early Retirement Date, Employer shall pay to the Participant a monthly Supplemental Retirement Benefit equal to sixty percent (60%) multiplied by Highest Average Compensation, less:

         (i) Fifty percent (50%) of the Participant's monthly primary Social Security benefit payable at age sixty-two (62) under the Social Security Act in effect at the time of commencement of benefits, assuming level earnings to age sixty-two (62); and

         (ii) The single life annuity payable at age sixty-two (62) which is actuarially equivalent to the Participant's balance under the Qualified Plan and the Supplemental Executive Profit Sharing Plan on the date of Participant's Early Retirement. Provided, however, that in determining the actuarial equivalent hereunder, the assumed growth in that portion of any qualified plan account which is invested in stock of the Company shall be limited to a maximum annual rate (including dividends) of seven percent (7%);

     (b) In the event the balance in the Participant's Qualified Plan Account is less than the total amount of Employer contributions to such account ("Deficiency"), the benefit shall be further reduced by the annuitized value of the Deficiency.

     (c) The Supplemental Retirement Benefit shall be increased by three-fourths percent (3/4%) of Highest Average Compensation for each Year of Service in excess of twenty-five (25);

     (d) The Net Supplemental Retirement Benefit shall be further reduced by two and one-half percent (2.5%) for each full or partial year by which the commencement of payment under this section precedes the date of the Participant's 62nd birthday.

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     (e)  Benefit  payments  shall  commence  as soon as  practicable  after the
Participant's Early Retirement Date.


                                   ARTICLE VII
                               TERMINATION BENEFIT

   7.1 Termination Benefit.

     (a) If a participant terminates employment with Employer prior to Retirement or death, Employer shall pay to the Participant a Supplemental Retirement Benefit equal to sixty percent (60%) of Highest Average Compensation multiplied by a fraction, the numerator of which is the Participant's actual Years of Service, not to exceed twenty-five (25) and the denominator of which is twenty-five (25), less:

         (i) Fifty percent (50%) of the Participant's monthly primary Social Security benefit determined at age sixty-two (62); and

         (ii) The single life annuity payable at age sixty-two (62) which is actuarially equivalent to the Participant's balance under the Qualified Plan and the Supplemental Executive Profit Sharing Plan at the date of termination. Provided, however, that in determining the actuarial equivalent hereunder, the assumed growth in value of that portion of any qualified plan account which is invested in stock of the Company shall be limited to a maximum annual rate (including dividends) of seven percent (7%);

     (b) In the event the balance in the Participant's Qualified Plan Account is less than the total amount of Employer contributions to such account ("Deficiency"), the benefit shall be further reduced by the annuitized value of the Deficiency.

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     (c) The Supplemental Retirement Benefit shall be increased by three-fourths percent (3/4%) of Highest Average Compensation for each Year of Service in excess of twenty-five (25).

   The benefit amount shall be rounded to two (2) decimal places. Benefit payments under this Section 5.3 shall commence on the first day of the month following the date on which the Participant attains age sixty-two (62). Provided, however, that if the Participant's termination is on account of Total and Permanent Disability, benefit payments shall commence on the first day of the month following the date on which the Board or Committee determines that the Participant is Totally and Permanently Disabled.

   7.2 Change in Control. If the Employer terminates Participant's employment within twenty-four (24) months following a Change in Control or if the Participant terminates employment for Good Reason, as defined in Section 7.3, within twenty-four (24) months following a Change in Control, Employer shall pay to the Participant a monthly benefit which is the Actuarial Equivalent of the Supplemental Retirement Benefit as determined under Section 5.1, crediting the Participant with seven (7) Years of Service or the Participant's actual Years of Service, whichever is greater. Subject to the provisions of Section 8.2, benefit payments shall commence as soon as practicable. Any benefit payable under this section shall be in the form of a ten (10) year certain annuity with payments continuing to the Beneficiary(ies) designated by the Participant for the balance of the ten (10) year period if the terminated Participant should die before receiving payments for ten (10) full years.

   7.3 Good Reason. Participant shall be deemed to have resigned for Good Reason if Participant resigns within twenty-four (24) months following a Change in Control as a result of one (1) or more of the following events;

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     (a)  Participant is assigned any duties  materially  inconsistent  with his
principal   responsibilities  as  compared  to  his  principal  responsibilities immediately prior to such Change in Control.

     (b) The Employer reduces the Participant's total compensation (including base salary and bonus) below the rate in effect immediately prior to such Change in Control.

     (c) The Employer fails to provide the Participant with benefits as least as favorable as those provided by the Employer immediately prior to such Change in Control; provided, however, that Good Reason shall not exist under this paragraph if Participant is provided benefits equal to those provided to executives in the Company or Bank and their affiliates following the Change of Control.

     (d) The Employer shall change the location of the primary work site of Participant to a location more than fifty (50) miles from the work site immediately prior to the Change of Control, without Participant's consent.


                                  ARTICLE VIII
                                BENEFIT PAYMENTS

   8.1 Form of Benefit Payment. The Supplemental Retirement Benefit shall be paid in the form of a ten (10) year certain and life annuity with payments continuing to the Beneficiary(ies) designated by the Participant for the balance of the ten (10) year period if the retired Participant should die before receiving payments for ten (10) full years.

   8.2 Commencement of Benefit Payments. Payments shall commence as soon as practicable after the appropriate application for benefits has been made but not later than sixty (60) days after all information necessary to calculate the benefit amount has been received by Employer. All payments shall be made as of the first day of the month.

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   8.3  Withholding;  Payroll  Taxes.  Employer  shall  withhold  from  payments hereunder any taxes required to be withheld from such payments under federal, state or local law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Internal Revenue Code, or any successor provision thereto.

   8.4 Payment to Guardian. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and the Employer from all liability with respect to such benefit.


                                   ARTICLE IX
                             BENEFICIARY DESIGNATION

   9.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate one (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime.

   9.2 Changing Beneficiary. Any Beneficiary designation may be changed by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

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



   9.3 No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the Participant's estate.

   9.4 Effect of Payment. Payment to the Beneficiary shall completely discharge the Employer's obligations under this Plan.


                                    ARTICLE X

                                 ADMINISTRATION

   10.1 Committee; Duties. The Plan shall be administered by the Committee. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. Member of the Committee may be Participants under the Plan.

   10.2 Agents. The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

   10.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

   10.4 Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan on account of such

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



member's service on the Committee, except in the case of gross negligence or willful misconduct.


                                   ARTICLE XI
                                CLAIMS PROCEDURE

   11.1 Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing as soon as practicable.

   11.2 Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

     (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

     (b) A description of any additional material or information required and an explanation of why it is necessary.

     (c)  An explanation of the Plan's claims review procedure.

   11.3 Review of Claim. Any person whose claim or request is denied or who has not received a response within thirty (30) days may request a review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

   11.4 Final Decision. The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time shall be extended to one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant Plan provisions.

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



All decisions on review shall be final and bind all parties concerned subject only to judicial review.


                                   ARTICLE XII
                      TERMINATION, SUSPENSION OR AMENDMENT

   12.1 Termination, Suspension or Amendment of Plan. The Board may, in its sole discretion, terminate or suspend the Plan at any time, in whole or in part. The Board may amend the Plan at any time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. However, no such termination, suspension or amendment shall adversely affect the benefits of participants which have accrued prior to such action, the benefits of any Participant who has previously retired, or the benefits of any Beneficiary of a Participant who has previously died, except as otherwise determined by the Board under Section 13.1 with respect to any Participant. Furthermore, no termination, suspension or amendment shall alter the applicability of the vesting schedule in
Section 3.3 with respect to a Participant's accrued benefit at the time of such termination, suspension or amendment.

                                  ARTICLE XIII
                                  MISCELLANEOUS

   13.1 Unfunded Plan. This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. The Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or

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



an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

   13.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer. Except as provided in Section 13.3, such policies, annuity contracts or other assets of Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of Employer's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

   13.3 Trust Fund. Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Employer may establish one
(1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Although such a trust shall be irrevocable, its assets shall be held for payment of all Employer's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Employer.

   13.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber,

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



transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

   13.5 Not a Contract of Employment. This Plan shall not constitute a contract of employment between Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

   13.6 Protective Provisions. A Participant shall cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Employer may deem necessary and by taking such other action as may be requested by Employer.

   13.7 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Wisconsin, except as preempted by federal law.

   13.8 Validity. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

   13.9 Notice. Any notice or filing required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Employer's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Employer's records.

   13.10 Successors. The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Employer, and successors of any such corporation or other business entity.


                               FIRST FINANCIAL BANK



                                      By:
                                               ---------------------------------
                                               Robert S. Gaiswinkler
                                               Chairman of the Board



                                      Dated:   February 22, 1996





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